Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen North Carolina Premium Income Municipal Fund

811-7608
333-163253

An additional preferred class of the registrants securities have been registered and have become effective on January 15, 2010, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Funds 497 filing on January 19, 2010, accession number 0001193125-10-007979, and is herein incorporated by reference as an exhibit to the Sub-
Item 77I of Form N-SAR.